Exhibit 99.2

TRADER JOE'S

Q1 2020

SUPPLEMENTAL INFORMATION

Harris Teeter
Neighborhood Food & Pharmacy
Pharmacy

RPAI®

RE/DEFINED™

WHOLE FOODS
MARKET

LIFESTYLE

GROCER

MIXED-USE

DEVELOPMENT

T A B L E O F C O N T E N T S

1	E A R N I N G S R E L E A S E..........................................................................	i–vi

2
	F I N A N C I A L S U M M A R Y
	Condensed Consolidated Balance Sheets.................................................	1
	Condensed Consolidated Statements of Operations................................	2
	Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information.......................................................................	3

	Supplemental Financial Statement Detail.................................................	4
	Same Store Net Operating Income............................................................	5
	Capitalization.............................................................................................	6
	Covenants..................................................................................................	7
	Summary of Indebtedness........................................................................	8

3
	T R A N S A C T I O N S U M M A R Y
	Development Projects...............................................................................	9–12
	Acquisitions and Dispositions....................................................................	13

4
	P O R T F O L I O S U M M A R Y
	Retail Market Summary.............................................................................	14
	Retail Operating Portfolio Occupancy.......................................................	15
	Tenant Resiliency and April Rent Collections............................................	16
	Top Retail Tenants.....................................................................................	17
	Retail Leasing Activity Summary................................................................	18
	Retail Lease Expirations.............................................................................	19

5
	O T H E R I N F O R M A T I O N
	Non-GAAP Financial Measures and Reconciliations..................................	20–23

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC.
REPORTS FIRST QUARTER 2020 RESULTS
Oak Brook, IL – May 5, 2020 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter ended March 31, 2020.
FINANCIAL RESULTS
For the quarter ended March 31, 2020, the Company reported:

▪	Net income attributable to common shareholders of $22.4 million, or $0.10 per diluted share, compared to $23.2 million, or $0.11 per diluted share, for the same period in 2019;

▪
Funds from operations (FFO) attributable to common shareholders of $62.5 million, or $0.29 per diluted share, compared to $57.7 million, or $0.27 per diluted share, for the same period in 2019, growth of 7.4% per diluted share; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $57.5 million, or $0.27 per diluted share, compared to $58.4 million, or $0.27 per diluted share, for the same period in 2019.

OPERATING RESULTS
For the quarter ended March 31, 2020, the Company’s portfolio results were as follows:

▪	1.2% increase in same store net operating income (NOI) over the comparable period in 2019;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 95.3% at March 31, 2020, down 90 basis points from 96.2% at December 31, 2019 and up 30 basis points from 95.0% at March 31, 2019;

▪	Retail portfolio occupancy: 94.1% at March 31, 2020, down 110 basis points from 95.2% at December 31, 2019 and up 110 basis points from 93.0% at March 31, 2019;

▪
Retail portfolio percent leased, including leases signed but not commenced: 95.3% at March 31, 2020, down 90 basis points from 96.2% at December 31, 2019 and up 20 basis points from 95.1% at March 31, 2019;

▪	Retail anchor tenant occupancy: 96.8% at March 31, 2020, down 80 basis points from 97.6% at December 31, 2019 and up 190 basis points from 94.9% at March 31, 2019;

▪
Retail anchor tenant percent leased, including leases signed but not commenced: 98.3% at March 31, 2020, down 50 basis points from 98.8% at December 31, 2019 and up 70 basis points from 97.6% at March 31, 2019;

▪
Total same store portfolio annualized base rent (ABR) per occupied square foot of $19.58 at March 31, 2020, up 0.4% from $19.51 ABR per occupied square foot at December 31, 2019 and up 1.9% from $19.21 ABR per occupied square foot at March 31, 2019;

▪	285,000 square feet of retail leasing transactions comprised of 82 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 4.8% on new leases and 4.9% on renewal leases for a blended re-leasing spread of 4.9%.

■ Retail Properties of America, Inc.
T: 855.247.RPAI
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

“Our first quarter results illustrate the underlying strength of our business heading into the COVID-19 pandemic,” stated Steve Grimes, chief executive officer. “Our team now is focused on the joint goals of balancing fiscal prudence with social awareness, responsibility and the long-term viability of our tenants as we collectively navigate through these uncertain times.”
COVID-19 UPDATE
The Company did not incur significant disruptions to its lease income and occupancy during the three months ended March 31, 2020 from the novel coronavirus (COVID-19) pandemic. However, since the start of the second quarter, the pandemic has adversely impacted the Company’s business as many tenants, faced with reduced customer traffic and revenue as a result of governmental and social mandates related to the pandemic, have requested lease concessions from the Company. Other tenants, which operate businesses considered to be essential, remain open and continue to operate during this time. The Company’s portfolio ABR benefits from a composition of 37% from essential uses and office, including 8% from grocery/warehouse clubs and 6% from office tenants as detailed in the Company’s Quarterly Supplemental Information Package on page 16.
Regarding April rent charges, as of April 30, the Company has collected more than 52%. The rapid development and fluidity of this situation precludes any prediction as to the ultimate impact of COVID-19 on the Company’s leasing trends or financial or operating results. The Company is working to preserve profitability and cash flow while also working with tenants to address requests for lease concessions and simultaneously preserving its contractual rights under its lease agreements. While seeking to work toward a mutually agreeable outcome with tenants directly impacted by COVID-19, the Company believes that certain tenants, which remain open and hold an ability to pay, have elected to withhold April rent unnecessarily. Generally, the Company has not yet reached agreement with tenants regarding concession requests, as discussions are ongoing.
COVID-19 RESPONSE
In response to the COVID-19 pandemic, the Company has already taken several significant steps to further strengthen its financial position and balance sheet, enhance its liquidity, provide maximum financial flexibility and manage its financial leverage. These steps included:

▪	Drawing nearly all of the remaining balance under its $850 million unsecured revolving line of credit in March 2020;

▪	Depositing the proceeds from the revolver draw into accounts at FDIC-insured institutions;

▪	Reducing expected 2020 development spend by approximately $75 to $100 million primarily as a result of halting vertical construction plans at its Carillon redevelopment;

▪	Implementing plans to reduce 2020 capital expenditures, including tenant improvement outlays, and certain expenses, including overhead, from its original budget; and

▪	Suspending the quarterly dividend as detailed later in this release.
INVESTMENT ACTIVITY
Expansions and Redevelopments
The Company continues to make progress on the execution of its active expansion and redevelopment projects.
Active Projects:
One Loudoun Downtown
During the quarter, the Company and KETTLER, its joint venture partner, advanced construction on the garages and foundation work for the mixed-use expansion of Pads G & H at its One Loudoun Downtown multi-tenant retail operating property located in the Washington, D.C. metropolitan statistical area (MSA). Additionally, the Company and KETTLER completed utility work for the new median and pocket park between Pads G & H, which will enhance the community experience of the property and, subsequent to quarter end, began frame construction work for the multi-family component of the project. Also subsequent to quarter end, the Company signed a construction contract with general contractor L.F. Jennings for the office component of Pad G for which construction is anticipated to begin during the second quarter. This expansion project consists of up to 70,000 square feet of commercial space and 378 one- and two-bedroom multi-family rental units, which will become One Loudoun’s first apartment community, Vyne, and is anticipated to open in late spring 2021. The expansion project complements and enhances the Company’s approximately 469,000 square foot mixed-use community anchor asset, One Loudoun Downtown, which boasted retail occupancy of 96.4% and office occupancy of 98.9% as of March 31, 2020 and holds a five-mile population of more than 190,000, average household incomes of more than $175,000 and sits in the county with the highest median income per capita in the United States with a projected five-year population growth rate of more than 7%.
Circle East
During the quarter, as previously announced, the Company signed Ethan Allen to a 6,000 square foot lease at a prominent corner location at its Circle East mixed-use project located in Towson, Maryland within the Baltimore MSA. The Company also advanced lease negotiations for space with several leading national personal service providers for in-line space at the 80,000 square foot dual-sided street level retail portion of the project. In addition, AvalonBay has commenced tenant move-ins at the approximately 370 AvalonBay-owned multi-family rental units that also form a portion of the project.
The Shoppes at Quarterfield and Southlake Town Square
During the quarter, the Company initiated work at two recently added projects, the site and building reconfiguration at The Shoppes at Quarterfield and the single-tenant pad development at Southlake Town Square. These two 100% pre-leased projects at existing assets aggregate $11.0 to $12.5 million in projected net investment with projected returns of 11.5% to 15.5% and stabilization targeted in the first half of 2021.
Carillon:
As previously announced, the Company has halted plans for vertical construction at its Carillon redevelopment project located in the Washington, D.C. MSA. The Company remains aware of the significant demand for the medical office component of the project, which benefits from the needs of the adjacent University of Maryland Capital Region Medical Center, a non-cyclical, shadow anchor of this project. During the quarter, the Company terminated its agreement with Fore Property Company related to the multi-family component of the project. Subsequent to quarter end, the Company terminated its agreement with Trammell Crow Company related to the medical office building portion of the project. The Company will continue to evaluate the potential resumption date for vertical construction activities at Carillon and will maintain optionality for either the monetization or build-out of the medical office and other components of the project.
Dispositions
During the quarter, as previously reported, the Company completed the sale of one non-target, multi-tenant power center asset for $13.9 million.
Acquisitions
During the quarter, as previously reported, the Company acquired the fee interest in an existing multi-tenant, community center retail property for a gross purchase price of $55.0 million. In connection with this acquisition, the Company also assumed the lessor position in a ground lease with a shadow anchor.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of March 31, 2020, the Company had $769.2 million in cash and cash equivalents and no debt maturities in 2020. In addition, the Company had $2.5 billion of gross consolidated indebtedness with a weighted average contractual interest rate of 3.25% and a weighted average maturity of 3.7 years. The Company’s $1.7 billion in net consolidated indebtedness resulted in a net debt to adjusted EBITDAre ratio of 5.7x as of quarter end.
DIVIDEND
In order to preserve and enhance liquidity and capital positioning, the Company’s board of directors has temporarily suspended future quarterly dividend payments on the Company’s outstanding Class A common stock. The Company’s board of directors will evaluate dividend declaration decisions quarterly and consider REIT taxable income distribution requirements in these deliberations. The timing and amount of dividend resumption depends largely on the Company’s operating cash flow performance as well as other factors. Year to date, including dividends paid in January 2020 and April 2020, the Company has paid $70.9 million in aggregate dividends.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, May 6, 2020 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on May 6, 2020 until midnight (ET) on May 20, 2020. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13699877.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of March 31, 2020, the Company owned 102 retail operating properties in the United States representing 20.0 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, economic and other developments in markets where the Company has a high concentration of properties, the Company’s business strategy, the Company’s projected operating results, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy, insolvency or general downturn in the business of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, the discontinuation of London Interbank Offered Rate (LIBOR), real estate and zoning laws and changes in real property tax rates, real estate valuations, the Company’s leverage, the Company’s ability to generate sufficient cash flows to service outstanding indebtedness and make distributions to shareholders, changes in the dividend policy for the Company’s Class A common stock and its ability to pay dividends at current levels, the Company’s ability to obtain necessary outside financing, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns and the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, the Company’s ability to enter into new leases or renew leases on favorable terms, pandemics or other public health crises, such as the COVID-19 outbreak, and the related impact on (i) the Company’s ability to manage its properties, finance its operations and perform necessary administrative and reporting functions and (ii) the ability of the Company’s tenants to operate their businesses, generate sales and meet their financial obligations, including the obligation to pay rent and other charges as specified in their leases, the Company’s ability to create long-term shareholder value, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors,” which you should interpret as heightened as a result of the numerous and ongoing adverse impacts of COVID-19. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including gains recognized as a result of settlement and costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

v

The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of amortization of right-of-use lease assets and amortization of lease liabilities. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI represents NOI from the Company’s same store portfolio consisting of 101 retail operating properties acquired or placed in service and stabilized prior to January 1, 2019. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2019 and 2020, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, a redevelopment project where the Company halted plans for vertical construction during the three months ended March 31, 2020 in response to current macroeconomic conditions due to the impact of the COVID-19 pandemic; however, the Company is actively completing site work preparation at the property in anticipation of potential future development at the site, (vi) properties that were sold or held for sale during 2019 and 2020, and (vii) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as the gain on litigation settlement. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to “Net income” or “Net income attributable to common shareholders” as indicators of the Company’s financial performance. Comparison of the Company’s presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total debt principal, which excludes unamortized discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Vice President – Capital Markets and Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	March 31, 2020	December 31, 2019
Assets
Investment properties:
Land	$1,075,577	$1,021,829
Building and other improvements	3,548,769	3,544,582
Developments in progress	126,761	113,353
	4,751,107	4,679,764
Less: accumulated depreciation	(1,416,981)	(1,383,274)
Net investment properties (includes $30,600 and $12,445 from consolidated variable interest entities, respectively)	3,334,126	3,296,490

Cash and cash equivalents	769,241	9,989
Accounts and notes receivable, net	72,003	73,832
Acquired lease intangible assets, net	78,439	79,832
Right-of-use lease assets	44,157	50,241
Other assets, net (includes $344 and $164 from consolidated variable interest entities, respectively)	71,627	75,978
Total assets	$4,369,593	$3,586,362

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized discount of $(483) and $(493), respectively, and unamortized capitalized loan fees of $(240) and $(256), respectively)	$93,562	$94,155
Unsecured notes payable, net (includes unamortized discount of $(586) and $(616), respectively, and unamortized capitalized loan fees of $(2,994) and $(3,137), respectively)	796,420	796,247
Unsecured term loans, net (includes unamortized capitalized loan fees of $(3,208) and $(3,477), respectively)	716,792	716,523
Unsecured revolving line of credit	849,704	18,000
Accounts payable and accrued expenses	50,622	78,902
Distributions payable	35,464	35,387
Acquired lease intangible liabilities, net	67,573	63,578
Lease liabilities	85,340	91,129
Other liabilities (includes $3,233 and $1,707 from consolidated variable interest entities, respectively)	76,815	56,368
Total liabilities	2,772,292	1,950,289

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 214,122 and 213,600 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	214	214
Additional paid-in capital	4,512,939	4,510,484
Accumulated distributions in excess of earnings	(2,879,040)	(2,865,933)
Accumulated other comprehensive loss	(39,870)	(12,288)
Total shareholders' equity	1,594,243	1,632,477
Noncontrolling interests	3,058	3,596
Total equity	1,597,301	1,636,073
Total liabilities and equity	$4,369,593	$3,586,362

1st Quarter 2020 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Lease income	$118,695	$122,703

Expenses:
Operating expenses	16,414	17,686
Real estate taxes	18,533	18,403
Depreciation and amortization	40,173	43,267
Provision for impairment of investment properties	346	—
General and administrative expenses	9,165	10,499
Total expenses	84,631	89,855

Other (expense) income:
Interest expense	(17,046)	(17,430)
Gain on sales of investment properties	—	8,449
Gain on litigation settlement	6,100	—
Other expense, net	(761)	(659)
Net income	22,357	23,208
Net income attributable to noncontrolling interests	—	—
Net income attributable to common shareholders	$22,357	$23,208

Earnings per common share – basic and diluted:
Net income per common share attributable to common shareholders	$0.10	$0.11

Weighted average number of common shares outstanding – basic	213,215	212,850

Weighted average number of common shares outstanding – diluted	213,215	213,223

1st Quarter 2020 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended March 31,
	2020	2019

Net income attributable to common shareholders	$22,357	$23,208
Depreciation and amortization of real estate	39,838	42,913
Provision for impairment of investment properties	346	—
Gain on sales of investment properties	—	(8,449)
FFO attributable to common shareholders	$62,541	$57,672
FFO attributable to common shareholders per common share outstanding – diluted	$0.29	$0.27

FFO attributable to common shareholders	$62,541	$57,672
Gain on litigation settlement	(6,100)	—
Other (b)	1,011	711
Operating FFO attributable to common shareholders	$57,452	$58,383
Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.27	$0.27

Weighted average number of common shares outstanding – diluted	213,215	213,223
Dividends declared per common share	$0.165625	$0.165625

Additional Information (c)
Lease-related expenditures (d)
Same store	$11,186	$8,966
Other investment properties	$10	$12

Capital expenditures (e)
Same store	$5,118	$9,765
Other investment properties	$1,224	$51
Predevelopment costs	$303	$2,691

Straight-line rental income, net	$341	$1,500
Amortization of above and below market lease intangibles and lease inducements	$557	$2,038
Non-cash ground rent expense, net	$333	$358

Adjusted EBITDAre (a)	$73,822	$75,456

(a)	Refer to pages 20 – 23 for definitions and reconciliations related to FFO attributable to common shareholders, Operating FFO attributable to common shareholders and Adjusted EBITDAre.

(b)
Primarily consists of the impact on earnings from litigation involving the Company, including costs to engage outside counsel related to litigation with former tenants, which is included within "Other expense, net" in the condensed consolidated statements of operations.

(c)	The same store portfolio consists of 101 retail operating properties. Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures.

(d)
Consists of payments for tenant improvements, lease commissions and lease inducements and excludes active development projects which are included within "Developments in progress" in the condensed consolidated balance sheets.

(e)
Capital expenditures consist of payments for building, site and other improvements, net of anticipated recoveries, and exclude active development projects which are included within "Developments in progress" in the condensed consolidated balance sheets. Predevelopment costs consist of payments related to future redevelopment and expansion projects incurred before each project is considered active and are included within "Other assets, net" in the condensed consolidated balance sheets.

1st Quarter 2020 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	March 31, 2020	December 31, 2019
Developments in Progress
Active developments/redevelopments and Carillon (a)	$101,311	$87,903
Land held for future development	25,450	25,450
Total	$126,761	$113,353

Accounts and Notes Receivable, Net
Accounts and notes receivable, net	$19,452	$21,781
Straight-line receivables, net	52,551	52,051
Total	$72,003	$73,832

Other Assets, Net
Deferred costs, net	$39,762	$39,636
Restricted cash (b)	5,123	4,458
Other assets, net	26,742	31,884
Total	$71,627	$75,978

Other Liabilities
Unearned income	$11,584	$20,651
Fair value of derivatives	39,870	12,288
Other liabilities	25,361	23,429
Total	$76,815	$56,368

Supplemental Statements of Operations Detail
	Three Months Ended March 31,
	2020	2019
Lease Income
Base rent	$90,806	$88,934
Percentage and specialty rent	1,046	1,319
Tenant recoveries	25,820	26,827
Lease termination fee income	124	1,188
Other lease-related income	1,505	1,297
Bad debt, net	(1,504)	(400)
Straight-line rent	341	1,500
Amortization of above and below market lease intangibles and lease inducements	557	2,038
Total	$118,695	$122,703

Operating Expense Supplemental Information
Non-cash ground rent expense, net	$333	$358

General and Administrative Expense Supplemental Information
Non-cash amortization of stock-based compensation	$2,233	$1,966

Additional Supplemental Information
Capitalized compensation costs – development and capital projects	$998	$1,040
Capitalized internal leasing incentives	$60	$54
Capitalized interest	$785	$144

(a)	As of March 31, 2020, the Company has active redevelopments at Circle East, One Loudoun Downtown, The Shoppes at Quarterfield and Southlake Town Square. See page 9 for further details.

(b)	Consists of funds restricted through lender or other agreements.

1st Quarter 2020 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	Based on Same store portfolio as of March 31, 2020
	2020	2019	Change

Number of retail operating properties in same store portfolio	101	101	—

Occupancy	94.1%	92.9%	1.2%

Percent leased (b)	95.3%	95.0%	0.3%

Annualized base rent (ABR) per occupied square foot	$19.58	$19.21	1.9%

Same Store NOI (c)
	Three Months Ended March 31,
	2020	2019	Change

Base rent	$89,323	$86,591
Percentage and specialty rent	1,035	1,280
Tenant recoveries	25,445	26,818
Other lease-related income	1,466	1,289
Bad debt, net	(1,505)	(428)
Property operating expenses (d)	(15,718)	(16,365)
Real estate taxes	(18,305)	(18,423)
Same Store NOI (c)	$81,741	$80,762	1.2%

(a)	The Company's same store portfolio consists of 101 retail operating properties acquired or placed in service and stabilized prior to January 1, 2019 and excludes the following:

▪	properties acquired or placed in service and stabilized during 2019 and 2020;

▪	the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during 2019;

▪	Circle East, which is in active redevelopment;

▪	One Loudoun Downtown – Pads G & H, which are in active development;

▪
Carillon, a redevelopment project where the Company halted plans for vertical construction during the three months ended March 31, 2020 in response to current macroeconomic conditions due to the impact of the novel coronavirus (COVID-19) pandemic; however, the Company is actively completing site work preparation at the property in anticipation of potential future development at the site;

▪	The Shoppes at Quarterfield, which is in active redevelopment; and

▪	investment properties sold or classified as held for sale during 2019 and 2020.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)
Consists of all property operating items included within "Operating expenses" in the condensed consolidated statements of operations, which includes all items other than (i) lease termination fee expense and (ii) non-cash ground rent expense, which is comprised of amortization of right-of-use lease assets and amortization of lease liabilities.

1st Quarter 2020 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratio)

Capitalization Data
	March 31, 2020	December 31, 2019
Equity Capitalization
Common stock shares outstanding (a)	214,122	213,600
Common stock share price	$5.17	$13.40
Total equity capitalization	$1,107,011	$2,862,240

Debt Capitalization
Mortgages payable (b)	$94,285	$94,904
Unsecured notes payable (c)	800,000	800,000
Unsecured term loans (d)	720,000	720,000
Unsecured revolving line of credit	849,704	18,000
Total debt capitalization	$2,463,989	$1,632,904

Total capitalization at end of period	$3,571,000	$4,495,144

Calculation of Net Debt to Adjusted EBITDAre Ratio (e)

	March 31, 2020	December 31, 2019

Total debt principal	$2,463,989	$1,632,904
Less: consolidated cash and cash equivalents	(769,241)	(9,989)
Total net debt	$1,694,748	$1,622,915
Annualized Adjusted EBITDAre	$295,288	$299,804
Net Debt to Adjusted EBITDAre (f)	5.7x	5.4x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert into common stock in the future.

(b)
Mortgages payable excludes mortgage discount of $(483) and $(493) and capitalized loan fees of $(240) and $(256), net of accumulated amortization, as of March 31, 2020 and December 31, 2019, respectively.

(c)
Unsecured notes payable excludes discount of $(586) and $(616) and capitalized loan fees of $(2,994) and $(3,137), net of accumulated amortization, as of March 31, 2020 and December 31, 2019, respectively.

(d)	Unsecured term loans exclude capitalized loan fees of $(3,208) and $(3,477), net of accumulated amortization, as of March 31, 2020 and December 31, 2019, respectively.

(e)	Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures.

(f)	For purposes of this ratio calculation, annualized three months ended figures were used.

1st Quarter 2020 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility, Term Loans Due 2023, 2024 and 2026 and Notes Due 2021, 2024, 2026, 2028 and 2029 (a)

		Covenant	March 31, 2020

Leverage ratio (b) (c)	Unsecured Credit Facility, Term Loans Due 2023, 2024 and 2026 and Notes Due 2026, 2028 and 2029: Notes Due 2021 and 2024:	≤ 60.0% ≤ 60.0%	41.2% 42.6%

Secured leverage ratio (b) (c)	Unsecured Credit Facility and Term Loans Due 2023, 2024 and 2026: Notes Due 2021, 2024, 2026, 2028 and 2029:	≤ 45.0% ≤ 40.0%	1.6%

Fixed charge coverage ratio (b) (d)		≥ 1.50x	4.0x

Interest coverage ratio (b) (e)		≥ 1.50x	4.1x

Unencumbered leverage ratio (b) (c)		≤ 60.0%	47.8%

Unencumbered interest coverage ratio (f)	Calculation based on most recent fiscal quarter: Calculation based on most recent four fiscal quarters:	≥ 1.75x ≥ 1.75x	4.6x 4.8x

Notes Due 2025 (g)
	Covenant	March 31, 2020

Leverage ratio (h)	≤ 60.0%	44.6%

Secured leverage ratio (h)	≤ 40.0%	1.6%

Debt service coverage ratio (b) (i)	≥ 1.50x	4.2x

Unencumbered assets to unsecured debt ratio	≥ 150%	232%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loan due 2021 and the unsecured revolving line of credit) as well as covenant definitions, refer to the Fifth Amended and Restated Credit Agreement filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 2, 2018. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 29, 2016, the First Amendment to the Term Loan Agreement filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 1, 2018, and the Second Amendment to the Term Loan Agreement filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 13, 2019. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2024 and Term Loan Due 2026, refer to the Term Loan Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated July 23, 2019. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016. For a complete listing of all covenants related to the Company's 4.82% senior unsecured notes due 2029 (Notes Due 2029) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated April 9, 2019.

(b)	Covenant calculation includes operating results, or a derivation thereof, based on the most recent four fiscal quarters of activity.

(c)	Based upon a capitalization rate of 6.50% as specified in the Company's debt agreements.

(d)
Applies only to the Company's Unsecured Credit Facility, Term Loan Due 2023, Term Loan Due 2024, Term Loan Due 2026, Notes Due 2026 and 2028 and Notes Due 2029. This ratio is based upon consolidated debt service, including interest expense and principal amortization, excluding interest expense related to defeasance costs and prepayment premiums.

(e)	Applies only to the Notes Due 2021 and 2024, Notes Due 2026 and 2028 and Notes Due 2029.

(f)
Subsequent to March 31, 2020, the Company executed amendments to certain of its unsecured debt agreements that changed the calculation for this covenant to include operating results from the most recent four fiscal quarters. Prior to these amendments, the calculation only included operating results from the most recent fiscal quarter. As a result, the updated calculation applies to all unsecured debt instruments to which this covenant relates as described in footnote (a) above. For a complete description of the amendment related to the Company's Unsecured Credit Facility, refer to the First Amendment to the Fifth Amended and Restated Credit Agreement which will be filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, to be filed on May 6, 2020. For a complete description of the amendment related to the Company's Term Loan Due 2023, refer to the Third Amendment to the Term Loan Agreement which will be filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, to be filed on May 6, 2020. For a complete description of the amendment to the Company's Term Loan Due 2024 and Term Loan Due 2026, refer to the First Amendment to the Term Loan Agreement which will be filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, to be filed on May 6, 2020.

(g)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(h)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture referenced in footnote (g) above.

(i)
Based upon interest expense and excludes principal amortization. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

1st Quarter 2020 Supplemental Information	7

Retail Properties of America, Inc.
Summary of Indebtedness as of March 31, 2020
(dollar amounts in thousands)

Description	Balance	Interest Rate (a)		Maturity Date	WA Years to Maturity	Type
Consolidated Indebtedness
Ashland & Roosevelt (bank pad)	$390	7.48%		02/25/22	1.9 years	Fixed/Secured
Peoria Crossings	24,131	4.82%		04/01/22	2.0 years	Fixed/Secured
Gateway Village	32,490	4.14%		01/01/23	2.8 years	Fixed/Secured
Northgate North	24,654	4.50%		06/01/27	7.2 years	Fixed/Secured
The Shoppes at Union Hill	12,620	3.75%		06/01/31	11.2 years	Fixed/Secured
Mortgages payable (b)	94,285	4.37%			4.8 years

Senior notes – 4.12% due 2021	100,000	4.12%		06/30/21	1.2 years	Fixed/Unsecured
Senior notes – 4.58% due 2024	150,000	4.58%		06/30/24	4.3 years	Fixed/Unsecured
Senior notes – 4.00% due 2025	250,000	4.00%		03/15/25	5.0 years	Fixed/Unsecured
Senior notes – 4.08% due 2026	100,000	4.08%		09/30/26	6.5 years	Fixed/Unsecured
Senior notes – 4.24% due 2028	100,000	4.24%		12/28/28	8.8 years	Fixed/Unsecured
Senior notes – 4.82% due 2029	100,000	4.82%		06/28/29	9.2 years	Fixed/Unsecured
Unsecured notes payable (b)	800,000	4.27%			5.6 years

Term loan due 2021 (b)	250,000	3.20%	(c)	01/05/21	0.8 years	Fixed/Unsecured
Revolving line of credit (d)	849,704	2.04%	(e)	04/22/22	2.1 years	Variable/Unsecured
Unsecured credit facility	1,099,704	2.30%			1.8 years

Term Loan Due 2023	200,000	4.05%	(f)	11/22/23	3.6 years	Fixed/Unsecured
Term Loan Due 2024	120,000	2.88%	(g)	07/17/24	4.3 years	Fixed/Unsecured
Term Loan Due 2026	150,000	3.27%	(h)	07/17/26	6.3 years	Fixed/Unsecured
Unsecured term loans (b)	470,000	3.50%			4.7 years

Total consolidated indebtedness	$2,463,989	3.25%			3.7 years

Consolidated Debt Maturity Schedule as of March 31, 2020

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt (d)	Total	% of Total	WA Rates on Total Debt (a)

2020	$1,875	4.39%	$—	—	$1,875	0.1%	4.39%
2021	352,626	3.47%	—	—	352,626	14.3%	3.47%
2022	26,678	4.81%	849,704	2.04%	876,382	35.6%	2.12%
2023	231,758	4.06%	—	—	231,758	9.4%	4.06%
2024	271,737	3.83%	—	—	271,737	11.0%	3.83%
2025	251,809	4.00%	—	—	251,809	10.2%	4.00%
2026	251,884	3.60%	—	—	251,884	10.2%	3.60%
2027	21,410	4.46%	—	—	21,410	0.9%	4.46%
2028	101,228	4.23%	—	—	101,228	4.1%	4.23%
2029	101,275	4.81%	—	—	101,275	4.1%	4.81%
Thereafter	2,005	3.75%	—	—	2,005	0.1%	3.75%
Total	$1,614,285	3.89%	$849,704	2.04%	$2,463,989	100.0%	3.25%

(a)
Interest rates presented exclude the impact of the discount and capitalized loan fee amortization. As of March 31, 2020, the Company's overall weighted average interest rate for consolidated debt including the impact of the discount and capitalized loan fee amortization was 3.40%.

(b)
Mortgages payable excludes mortgage discount of $(483) and capitalized loan fees of $(240), net of accumulated amortization, as of March 31, 2020. Unsecured notes payable excludes discount of $(586) and capitalized loan fees of $(2,994), net of accumulated amortization, as of March 31, 2020. Unsecured term loans exclude capitalized loan fees of $(3,208), net of accumulated amortization, as of March 31, 2020. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through January 5, 2021. The applicable credit spread was 1.20% as of March 31, 2020.

(d)
During the three months ended March 31, 2020, the Company elected to increase its borrowings under its unsecured revolving line of credit to enhance its liquidity and provide maximum financial flexibility as the effects of the COVID-19 pandemic continue to evolve and impact the global financial markets.

(e)	Represents interest rate as of March 31, 2020.

(f)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.85% plus a credit spread based on a leverage grid ranging from 1.20% to 1.85% through November 22, 2023. The applicable credit spread was 1.20% as of March 31, 2020.

(g)
Reflects $120,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.68% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through July 17, 2024. The applicable credit spread was 1.20% as of March 31, 2020.

(h)
Reflects $150,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.77% plus a credit spread based on a leverage grid ranging from 1.50% to 2.20% through July 17, 2026. The applicable credit spread was 1.50% as of March 31, 2020.

1st Quarter 2020 Supplemental Information	8

Retail Properties of America, Inc.
Development Projects as of March 31, 2020
(dollar amounts in thousands)

Property Name and Metropolitan Statistical Area (MSA)	Estimated Project Commercial GLA	Estimated Project Multi-Family Rental Units (MFR)	JV / Air Rights	Estimated Net RPAI Project Investment (a)	Net RPAI Project Investment Inception to Date		Estimated Incremental Return on Investment (b)	Anticipated Commencement	Targeted Stabilization (c)	Property Included in Same Store Portfolio (d)	Project Description

Active Projects
Circle East (e) (Baltimore MSA)	82,000	370	MFR: Air rights sale	$42,000–$44,000	$22,804	(f)	7.0%–8.0%	Active	Q2 2021	No (e)	Mixed-use redevelopment that will include dual-sided street level retail with approx. 370 third-party-owned MFR above. Project is 11% pre-leased

One Loudoun Downtown – Pads G & H (Washington, D.C. MSA)	67,000–70,000	378	MFR: 90%/10% JV	$125,000–$135,000 (g)	$21,542	(g)	6.0%–7.0%	Active	Q2–Q3 2022	No (h)	Vacant pad development; Groundbreaking held June 13, 2019. See site plan on page 12

The Shoppes at Quarterfield (Baltimore MSA)	58,000	—	n/a	$9,000–$10,000	$524		11.5%–12.5%	Active	Q1–Q2 2021	No	Reconfiguration of site and building, which represents 94% of the property's GLA. Project is 100% pre-leased

Southlake Town Square–Pad (Dallas MSA)	4,000	—	n/a	$2,000–$2,500	$259		14.5%–15.5%	Active	Q1–Q2 2021	Yes	Vacant pad development. Project is 100% pre-leased

(a)
Net project investment represents the Company's estimated share of the project costs, net of proceeds from land sales, sales of air rights, reimbursement from third parties and excludes contributions from project partners, as applicable.

(b)
Estimated Incremental Return on Investment (ROI) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by net project investment. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROI does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(c)	Targeted stabilization represents the projected date of the redevelopment reaching 90% occupancy, but generally no later than one year from the completion of major construction activity.

(d)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2019. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and pad developments are generally not considered to significantly impact the existing property's NOI, and therefore, the existing properties have not been removed from the Company's same store portfolio if they otherwise met the criteria to be included in the Company's same store portfolio as of March 31, 2020.

(e)	Circle East is the Company's rebranded redevelopment at Towson Circle (which has been excluded from the Company's same store portfolio due to the ongoing redevelopment).

(f)	Net project investment inception to date is net of proceeds of $11,820 received in the first quarter of 2018 from the sale of air rights to a third party to develop the MFR.

(g)	Project investment includes an allocation of infrastructure costs.

(h)
The property is comprised of the redevelopment project (which has been excluded from the Company's same store portfolio due to the ongoing redevelopment) and the remaining retail operating portion of the property (which is included in the Company's same store portfolio as of March 31, 2020).

The Company cannot guarantee that (i) ROI will be generated at the percentage listed or at all, (ii) total actual net investment associated with these projects will be equal to the total estimated net project investment, (iii) project commencement or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROI and total estimated net project investment reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

1st Quarter 2020 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of March 31, 2020 (continued)
(dollar amounts in thousands)

The Company has identified the following potential development, redevelopment, expansion and pad development opportunities to develop or redevelop significant portions of the property, add stand-alone buildings, convert previously under-utilized space or develop additional commercial GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the development, redevelopment, expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Entitled Commercial GLA (b)	Entitled MFR (b)	Developable Acreage

Future Projects – Entitled (b)
One Loudoun Uptown – land held for future development	Washington, D.C.	No	2,800,000		32
Carillon (c)	Washington, D.C.	No	1,200,000	3,000	50
One Loudoun Downtown – Pad T	Washington, D.C.	Yes	40,000
One Loudoun Downtown – future phases (d)	Washington, D.C.	Yes	62,000 – 95,000
Main Street Promenade	Chicago	Yes	62,000
Downtown Crown	Washington, D.C.	Yes	42,000
Reisterstown Road Plaza	Baltimore	Yes	8,000 – 12,000
Gateway Plaza	Dallas	Yes	8,000
Edwards Multiplex – Ontario, CA	Riverside-San Bernadino	Yes	3,000

Property Name	MSA	Included in Same store portfolio (a)	Estimated Project Commercial GLA	Estimated Project MFR

Development, Redevelopment, Expansion and Pad Development Opportunities
Southlake Town Square	Dallas	Yes	271,000
Merrifield Town Center II (e)	Washington, D.C.	Yes	80,000 – 100,000	350 – 400
Tysons Corner (e)	Washington, D.C.	Yes	50,000 – 75,000	350 – 450
Plaza del Lago – future phase	Chicago	Yes	20,600
Lakewood Towne Center	Seattle	Yes	10,500
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000

(a)	See footnote (d) on page 9 regarding the Company's same store portfolio.

(b)	Project may require additional discretionary design or other approvals in certain jurisdictions.

(c)
During the three months ended March 31, 2020, in response to current macroeconomic conditions due to the impact of the COVID-19 pandemic, the Company halted plans for vertical construction at Carillon and terminated the joint venture related to the multi-family rental portion of phase one of the redevelopment. As of March 31, 2020, the Company was actively completing site work preparation at the property in anticipation of potential future development at the site. The Company expects to complete the site work preparation during 2020 for an expected additional capital investment of approximately $4,500. Subsequent to March 31, 2020, the Company terminated the joint venture related to the medical office building portion of phase one of the redevelopment.

(d)	One Loudoun Downtown – future phases includes three vacant parcels that have been identified as future pad development opportunities of up to 95,000 square feet of commercial GLA.

(e)	Project may require demolition of a portion of the property's existing GLA.

1st Quarter 2020 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of March 31, 2020 (continued)
(dollar amounts in thousands)

Property Name and MSA	Project Commercial GLA	Project MFR	Estimated Net RPAI Project Investment (a)	Net RPAI Project Investment Inception to Date	Estimated Incremental Return on Investment (a)	Stabilization (a)	Property Included in Same Store Portfolio (a)	Project Description

Completed Redevelopment Projects
Reisterstown Road Plaza (Baltimore MSA)	40,500	—	$10,500	$9,938	10.5%–11.0%	Q4 2018	Yes	Reconfigured existing space and facade renovation; redevelopment GLA is 100% leased and 100% occupied
Plaza del Lago – MFR (Chicago MSA)	—	18	$1,350–$1,400	$1,394	8.5%–9.0%	Q2 2020	No (b)	Reconfiguration of 18 MFR, which are 83% leased; major construction was completed in Q2 2019

Property Name and MSA	Project Commercial GLA	Net RPAI Investment (a)	Incremental Return on Investment (a)	Completion	Property Included in Same Store Portfolio (a)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel (Dallas MSA)	15,030	$2,872	11.3%	Q4 2015	Yes	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing (Dallas MSA)	21,000	$3,468	9.9%	Q3 2016	Yes	21,000 sq. ft. multi-tenant retail
Heritage Square (Seattle MSA)	4,200	$1,507	11.2%	Q3 2016	Yes	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Pavilion at King's Grant (Charlotte MSA)	32,500	$2,470	14.7%	Q2 2017	Yes	32,500 sq. ft. multi-tenant retail
Shops at Park Place (Dallas MSA)	25,040	$3,956	9.1%	Q2 2017	Yes	25,040 sq. ft. pad development
Lakewood Towne Center (Seattle MSA)	4,500	$1,900	7.3%	Q3 2017	Yes	4,500 sq. ft. pad development

(a)	See footnote (a), (b), (c) and (d) on page 9 regarding the net RPAI project investment, incremental return on investment, stabilization and same store portfolio, respectively.

(b)
The property is comprised of the multi-family rental units, which were placed in service during the three months ended September 30, 2019 and are excluded from the Company's same store portfolio, and the remaining retail operating portion of the property, which is included in the Company's same store portfolio as of March 31, 2020.

1st Quarter 2020 Supplemental Information	11

Retail Properties of America, Inc.
Development Projects as of March 31, 2020 (continued)
One Loudoun Downtown Site Plan

ONE LOUDOUN DOWNTOWN

LEGEND

PAD G and H
67,000–70,000 SQ. FT.
378 MFR

PAD T
40,000 SQ. FT.

FUTURE PHASES
62,000–95,000 SQ. FT.

EXISTING GLA
RETAIL 329,000 SQ. FT.
OFFICE 140,000 SQ. FT.

NORTH PARK DRIVE
Townhomes under construction
(not owned by RPAI)
30 Residential Units
(not owned by RPAI)
PARKING GARAGE
780 Spaces
FUTURE PHASE
Pad G
EXCHANGE STREET
THORNDIKE STREET
RUSSELL BRANCH PKWY
FUTURE PHASE
Pad H
PARKING GARAGE
438 Spaces
Pad T
FUTURE PHASE

1st Quarter 2020 Supplemental Information	12

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Three Months Ended March 31, 2020
(amounts in thousands, except square footage amounts)

Acquisitions

Property Name	Acquisition Date	MSA	Property Type	GLA	Purchase Price

Fullerton Metrocenter	February 6, 2020	Los Angeles	Fee interest (a)	154,700	$55,000

		Total 2020 acquisitions (through March 31, 2020)		154,700	$55,000

(a)
The Company acquired the fee interest in an existing multi-tenant retail operating property. In connection with this acquisition, the Company also assumed the lessor position in a ground lease with a shadow anchor. The total number of properties in the Company's portfolio was not affected by this transaction.

Property Dispositions

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid	Prepayment Premium

King Philip's Crossing	February 13, 2020	Multi-tenant retail	105,900	$13,900	$—	$—

Total 2020 property dispositions (through March 31, 2020)			105,900	$13,900	$—	$—

There have been no acquisitions or dispositions subsequent to March 31, 2020.

1st Quarter 2020 Supplemental Information	13

Retail Properties of America, Inc.
Retail Market Summary as of March 31, 2020

Property Type/Market	Number of Properties	ABR (a) (in thousands)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a) (in thousands)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Top 25 MSAs
Dallas	19	$83,234	23.1%	$22.88	3,943	20.0%	92.2%	92.9%
Washington, D.C.	8	39,300	10.9%	29.32	1,388	7.0%	96.5%	96.8%
New York	9	36,638	10.1%	29.77	1,292	6.6%	95.2%	95.2%
Chicago	8	29,603	8.2%	24.08	1,358	6.9%	90.5%	90.5%
Seattle	9	24,450	6.8%	16.69	1,548	7.9%	94.6%	97.6%
Baltimore	4	21,963	6.1%	16.02	1,543	7.8%	88.9%	93.8%
Atlanta	9	20,874	5.8%	14.00	1,513	7.7%	98.6%	98.6%
Houston	9	16,199	4.5%	14.97	1,141	5.8%	94.9%	96.1%
San Antonio	3	12,729	3.5%	17.95	721	3.7%	98.3%	98.4%
Phoenix	3	11,019	3.0%	18.02	632	3.2%	96.8%	98.1%
Los Angeles	1	6,742	1.9%	18.06	396	2.0%	94.3%	96.2%
Riverside	1	4,584	1.3%	15.99	292	1.5%	98.1%	98.1%
St. Louis	1	4,275	1.2%	9.60	453	2.3%	98.3%	98.3%
Charlotte	1	3,691	1.0%	14.06	320	1.6%	82.1%	96.2%
Tampa	1	2,401	0.7%	19.69	126	0.6%	97.0%	97.0%
Subtotal	86	317,702	88.1%	20.29	16,666	84.6%	93.9%	95.3%

Non-Top 25 MSAs by State
Texas	7	13,950	3.9%	14.80	1,002	5.1%	94.0%	94.5%
Michigan	1	7,164	2.0%	23.95	333	1.7%	89.9%	92.2%
Massachusetts	1	5,836	1.6%	11.02	536	2.7%	98.8%	98.8%
Virginia	1	4,854	1.3%	18.07	308	1.6%	87.3%	87.3%
Washington	1	4,593	1.3%	12.49	378	1.9%	97.3%	98.4%
Tennessee	2	4,195	1.2%	11.73	364	1.8%	98.1%	98.1%
Maryland	1	2,127	0.6%	20.90	113	0.6%	90.1%	90.1%
Subtotal	14	42,719	11.9%	14.90	3,034	15.4%	94.5%	95.0%

Total Multi-Tenant Retail	100	360,421	100.0%	19.46	19,700	100.0%	94.0%	95.3%

Single-User Retail	2	5,864		22.49	261		100.0%	100.0%

Total Retail Operating Portfolio (b)	102	$366,285		$19.50	19,961		94.1%	95.3%

(a)
Excludes $2,025 of multi-tenant retail ABR and 167 square feet of multi-tenant retail GLA attributable to Circle East and The Shoppes at Quarterfield, located in the Baltimore MSA, and Carillon, located in the Washington, D.C. MSA, all three of which are in redevelopment. Including these amounts, 88.2% of the Company's multi-tenant retail ABR and 84.7% of the Company's multi-tenant retail GLA is located in the top 25 MSAs.

(b)
Excludes the 18 multi-family rental units at Plaza del Lago, which were placed in service during 2019. As of March 31, 2020, 16 multi-family rental units were leased at an average monthly rental rate per unit of $1,339.

1st Quarter 2020 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of March 31, 2020
(square footage in thousands)

Total Retail Operating Portfolio

	Top 25 MSAs		Non-Top 25 MSAs		Total Multi-Tenant Retail		Single-User Retail		Total Retail
Number of Properties	86		14		100		2		102
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	7,687	97.0%	1,424	100.0%	9,111	97.4%	261	100.0%	9,372	97.5%	99.0%
10,000-24,999 sq ft	3,326	95.5%	568	92.6%	3,894	95.0%	—	—%	3,894	95.0%	96.5%
Anchor	11,013	96.5%	1,992	97.9%	13,005	96.7%	261	100.0%	13,266	96.8%	98.3%

5,000-9,999 sq ft	2,259	89.0%	382	90.7%	2,641	89.3%	—	—	2,641	89.3%	90.2%
0-4,999 sq ft	3,394	88.9%	660	86.4%	4,054	88.5%	—	—	4,054	88.5%	89.0%
Non-Anchor	5,653	88.9%	1,042	88.0%	6,695	88.8%	—	—	6,695	88.8%	89.5%

Total	16,666	93.9%	3,034	94.5%	19,700	94.0%	261	100.0%	19,961	94.1%	95.3%

1st Quarter 2020 Supplemental Information	15

Retail Properties of America, Inc.
Tenant Resiliency and April Rent Collections as of April 30, 2020
(dollar amounts in thousands)

The following table, based on ABR of leases in effect as of March 31, 2020, sets forth information regarding the percent of April rent collected by tenant type as of April 30, 2020. This information is being provided to assist with analysis of the potential impact of COVID-19. April rental receipts may not be indicative of collections in future periods. The classification of tenant type, including the classification between essential and non-essential, is based on management's understanding of the tenant operations and may not be comparative to similarly titled classifications by other companies. Dollars are presented in thousands.

Resiliency Category/Tenant Type	ABR	% of Total ABR	% of April Rent Collected

Essential
Grocery/Warehouse Clubs	$30,333	8.3%	99.9%
Financial Services/Banks	13,673	3.7%	99.6%
Medical	12,211	3.3%	67.2%
Electronics	10,241	2.8%	72.7%
Hardware	10,136	2.8%	95.6%
Auto and Other Essentials	9,936	2.7%	96.2%
Pet/Animal Supplies	9,832	2.7%	71.9%
Office Supplies	6,396	1.7%	100.0%
Wireless Communications	6,308	1.7%	87.6%
Drug Stores	3,190	0.9%	99.0%
Total Essential	112,256	30.6%	90.1%

Non-Essential
Apparel	36,856	10.1%	9.8%
Housewares	28,172	7.7%	31.2%
Soft Goods/Discount Stores	25,619	7.0%	57.8%
Services	22,600	6.2%	32.3%
Sporting Goods/Hobby	14,218	3.9%	41.6%
Movie Theaters	10,294	2.8%	0.0%
Specialty	10,205	2.8%	39.6%
Health Clubs	10,035	2.7%	27.9%
Other	7,763	2.1%	13.9%
Book Stores	4,621	1.2%	8.1%
Amusement/Play Centers	2,116	0.6%	18.8%
Total Non-Essential	172,499	47.1%	28.5%

Restaurants
Restaurants – Full Service	31,908	8.8%	31.4%
Restaurants – Quick Service	26,543	7.2%	50.8%
Total Restaurants	58,451	16.0%	40.6%

Office	23,079	6.3%	75.7%

Total Retail Operating Portfolio	$366,285	100.0%	52.4%

1st Quarter 2020 Supplemental Information	16

Retail Properties of America, Inc.
Top Retail Tenants as of March 31, 2020
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of March 31, 2020. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA/Number of Stores	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy (11), Pacific Sales (1)	12	$8,873	2.4%	$18.07	491	2.6%

The TJX Companies, Inc.	T.J. Maxx (11), Marshalls (7), HomeGoods (6), Homesense (1)	25	7,982	2.2%	10.85	736	3.9%

AB Acquisition LLC	Safeway (4), Jewel-Osco (3), Tom Thumb (2)	9	6,674	1.8%	13.73	486	2.6%

Bed Bath & Beyond Inc.	Bed Bath & Beyond (12), Cost Plus World Market (3), buybuy BABY (2)	17	6,247	1.7%	13.82	452	2.4%

Ross Stores, Inc.	Ross Dress for Less	18	6,172	1.7%	11.69	528	2.8%

PetSmart, Inc.		17	5,764	1.6%	16.66	346	1.8%

Gap Inc.	Old Navy (13), The Gap (4), Banana Republic (3), Janie & Jack (2), Athleta (1), Gap Factory Store (1)	24	5,539	1.5%	20.75	267	1.4%

Ahold U.S.A. Inc.	Stop & Shop (3), Giant Eagle (1)	4	5,468	1.5%	22.60	242	1.3%

BJ's Wholesale Club, Inc.		2	4,939	1.3%	20.16	245	1.3%

Michaels Stores, Inc.	Michaels	16	4,754	1.3%	12.85	370	2.0%

Lowe's Companies, Inc.		4	3,944	1.1%	6.47	610	3.3%

Regal Entertainment Group	Edwards Cinema	1	3,882	1.1%	31.06	125	0.7%

The Kroger Co.	Kroger (5), Harris Teeter (1), QFC (1)	7	3,639	1.0%	10.43	349	1.9%

Barnes & Noble, Inc.		7	3,592	1.0%	20.88	172	0.9%

The Home Depot, Inc.		3	3,404	0.9%	9.38	363	1.9%

Office Depot, Inc.	Office Depot (8), OfficeMax (2)	10	3,397	0.9%	14.71	231	1.2%

Ascena Retail Group, Inc.	Lane Bryant (9), Catherine's (5), Justice (5), LOFT (5), Ann Taylor (4)	28	3,334	0.9%	24.70	135	0.7%

Party City Holdings Inc.		15	3,328	0.9%	14.60	228	1.2%

Petco Animal Supplies, Inc.		13	3,223	0.9%	18.01	179	1.0%

Ulta Beauty, Inc.		14	3,206	0.9%	21.52	149	0.8%
Total Top Retail Tenants		246	$97,361	26.6%	$14.52	6,704	35.7%

1st Quarter 2020 Supplemental Information	17

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of March 31, 2020 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q1 2020 (b)	82	285	$22.39	$21.35	4.9%	6.2	$18.51
Q4 2019 (b)	132	773	$20.28	$18.97	6.9%	6.8	$20.01
Q3 2019	129	1,108	$19.05	$17.20	10.8%	6.1	$15.31
Q2 2019	120	519	$24.34	$22.49	8.2%	6.0	$13.78
Total – 12 months (b)	463	2,685	$20.81	$19.19	8.4%	6.3	$16.62

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2020 (b)	62	195	$22.29	$21.25	4.9%	4.8	$8.73
Q4 2019	80	388	$20.53	$19.70	4.2%	4.3	$1.89
Q3 2019	84	749	$18.34	$17.42	5.3%	4.6	$0.87
Q2 2019	72	351	$22.71	$21.24	6.9%	5.3	$2.13
Total – 12 months (b)	298	1,683	$20.22	$19.18	5.4%	4.7	$2.22

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2020 (b)	5	33	$23.01	$21.95	4.8%	9.4	$41.30
Q4 2019 (b)	17	168	$19.71	$17.27	14.1%	10.6	$50.34
Q3 2019	16	125	$23.27	$15.90	46.4%	10.4	$75.11
Q2 2019	27	67	$32.89	$29.05	13.2%	7.7	$39.52
Total – 12 months (b)	65	393	$23.36	$19.23	21.5%	9.8	$57.09

Non-Comparable New and Renewal Leases (c)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2020 (b)	15	57	$26.62	n/a	n/a	8.7	$47.57
Q4 2019 (b)	35	217	$14.96	n/a	n/a	9.1	$34.51
Q3 2019	29	234	$15.68	n/a	n/a	8.1	$29.54
Q2 2019	21	101	$32.71	n/a	n/a	6.6	$37.24
Total – 12 months (b)	100	609	$19.28	n/a	n/a	8.0	$34.14

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
All columns include leasing activity and related information pertaining to the Company's active and near-term expansion and redevelopment projects except the "Tenant Allowances PSF" column, which excludes tenant allowances and related square foot amounts related to leasing activity at these projects. Such tenant allowances, if any, are included in the estimated net RPAI project investment amounts shown on page 9.

(c)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and current lease do not have a consistent lease structure.

1st Quarter 2020 Supplemental Information	18

Retail Properties of America, Inc.
Retail Lease Expirations as of March 31, 2020
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of March 31, 2020, of lease expirations scheduled to occur during the remainder of 2020 and each of the nine calendar years from 2021 to 2029 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of March 31, 2020. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2020	197	$16,272	4.4%	$25.15	$15,756	$24.35	647	3.4%	3.2%
2021	315	45,434	12.4%	19.88	45,733	20.01	2,285	12.2%	11.5%
2022	364	52,700	14.4%	17.07	53,685	17.39	3,087	16.4%	15.5%
2023	362	51,282	14.1%	19.77	52,576	20.27	2,594	13.9%	13.0%
2024	422	61,401	16.8%	20.25	63,574	20.97	3,032	16.1%	15.2%
2025	213	36,495	9.9%	18.03	38,643	19.09	2,024	10.8%	10.2%
2026	97	20,147	5.5%	19.13	22,498	21.37	1,053	5.5%	5.3%
2027	81	13,055	3.5%	15.96	14,599	17.85	818	4.3%	4.0%
2028	79	18,238	4.9%	23.12	20,714	26.25	789	4.2%	3.9%
2029	98	21,709	6.0%	21.20	24,405	23.83	1,024	5.5%	5.1%
Thereafter	103	28,326	7.8%	20.51	34,514	24.99	1,381	7.4%	6.9%
Month to month	24	1,226	0.3%	24.04	1,226	24.04	51	0.3%	0.3%
Leased Total	2,355	$366,285	100.0%	$19.50	$387,923	$20.65	18,785	100.0%	94.1%

Leases signed but not commenced	21	$4,545	—	$18.55	$5,172	$21.11	245	—	1.2%
Available							931	—	4.7%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2020	8	$2,363	0.6%	$17.12	$1,837	$13.31	138	0.7%	0.7%
2021	52	24,058	6.6%	15.72	24,129	15.77	1,530	8.2%	7.7%
2022	64	27,752	7.6%	12.43	28,016	12.55	2,233	11.9%	11.2%
2023	60	23,300	6.4%	14.02	23,403	14.08	1,662	8.9%	8.3%
2024	67	27,523	7.5%	13.94	27,696	14.02	1,975	10.5%	9.9%
2025	46	19,583	5.3%	13.53	20,176	13.94	1,447	7.7%	7.3%
2026	29	11,255	3.1%	14.49	12,235	15.75	777	4.1%	3.9%
2027	15	6,037	1.6%	10.30	6,557	11.19	586	3.1%	2.9%
2028	19	10,410	2.8%	18.42	11,319	20.03	565	3.0%	2.8%
2029	28	14,947	4.1%	18.18	16,046	19.52	822	4.4%	4.1%
Thereafter	35	20,120	5.5%	18.21	24,467	22.14	1,105	5.9%	5.5%
Month to month	—	—	—%	—	—	—	—	—%	—%
Leased Total	423	$187,348	51.1%	$14.59	$195,881	$15.26	12,840	68.4%	64.3%

Leases signed but not commenced	6	$2,966	—	$15.06	$3,269	$16.59	197	—	1.0%
Available							229	—	1.2%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2020	189	$13,909	3.8%	$27.33	$13,919	$27.35	509	2.7%	2.5%
2021	263	21,376	5.8%	28.31	21,604	28.61	755	4.0%	3.8%
2022	300	24,948	6.8%	29.21	25,669	30.06	854	4.5%	4.3%
2023	302	27,982	7.7%	30.02	29,173	31.30	932	5.0%	4.7%
2024	355	33,878	9.3%	32.05	35,878	33.94	1,057	5.6%	5.3%
2025	167	16,912	4.6%	29.31	18,467	32.01	577	3.1%	2.9%
2026	68	8,892	2.4%	32.22	10,263	37.18	276	1.4%	1.4%
2027	66	7,018	1.9%	30.25	8,042	34.66	232	1.2%	1.1%
2028	60	7,828	2.1%	34.95	9,395	41.94	224	1.2%	1.1%
2029	70	6,762	1.9%	33.48	8,359	41.38	202	1.1%	1.0%
Thereafter	68	8,206	2.3%	29.73	10,047	36.40	276	1.5%	1.4%
Month to month	24	1,226	0.3%	24.04	1,226	24.04	51	0.3%	0.3%
Leased Total	1,932	$178,937	48.9%	$30.10	$192,042	$32.30	5,945	31.6%	29.8%

Leases signed but not commenced	15	$1,579	—	$32.90	$1,903	$39.65	48	—	0.2%
Available							702	—	3.5%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

1st Quarter 2020 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units and multi-family rental units, of which the Company owned 62,000 square feet of managed storage space and 18 multi-family rental units as of March 31, 2020.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including gains recognized as a result of settlement and costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of amortization of right-of-use lease assets and amortization of lease liabilities. NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Net income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

1st Quarter 2020 Supplemental Information	20

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI represents NOI from the Company's same store portfolio consisting of 101 retail operating properties acquired or placed in service and stabilized prior to January 1, 2019. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2019 and 2020, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, a redevelopment project where the Company halted plans for vertical construction during the three months ended March 31, 2020 in response to current macroeconomic conditions due to the impact of the COVID-19 pandemic; however, the Company is actively completing site work preparation at the property in anticipation of potential future development at the site, (vi) The Shoppes at Quarterfield, which is in active redevelopment, (vii) investment properties that were sold or classified as held for sale during 2019 and 2020, and (viii) the net income from the Company's wholly owned captive insurance company.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Net income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
EBITDAre and Adjusted EBITDAre
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. The Company has adopted the NAREIT definition in its computation of EBITDAre as it believes it provides a basis for comparing the Company's performance to that of other REITs. The Company also reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as gain on litigation settlement. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to "Net income" or "Net income attributable to common shareholders" as indicators of the Company's financial performance. Comparison of the Company's presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company's total debt principal, which excludes unamortized discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company's presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

1st Quarter 2020 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended March 31,
	2020	2019

Net income attributable to common shareholders	$22,357	$23,208
Adjustments to reconcile to Same Store NOI:
Gain on sales of investment properties	—	(8,449)
Gain on litigation settlement	(6,100)	—
Depreciation and amortization	40,173	43,267
Provision for impairment of investment properties	346	—
General and administrative expenses	9,165	10,499
Interest expense	17,046	17,430
Straight-line rental income, net	(341)	(1,500)
Amortization of acquired above and below market lease intangibles, net	(976)	(2,334)
Amortization of lease inducements	419	296
Lease termination fees, net	(124)	(1,188)
Non-cash ground rent expense, net	333	358
Other expense, net	761	659
NOI	83,059	82,246
NOI from Other Investment Properties	(1,318)	(1,484)
Same Store NOI	$81,741	$80,762

1st Quarter 2020 Supplemental Information	22

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	March 31, 2020	December 31, 2019

Mortgages payable, net	$93,562	$94,155
Unsecured notes payable, net	796,420	796,247
Unsecured term loans, net	716,792	716,523
Unsecured revolving line of credit	849,704	18,000
Total	2,456,478	1,624,925
Mortgage discount, net of accumulated amortization	483	493
Unsecured notes payable discount, net of accumulated amortization	586	616
Capitalized loan fees, net of accumulated amortization	6,442	6,870
Total debt principal	2,463,989	1,632,904
Less: consolidated cash and cash equivalents	(769,241)	(9,989)
Total net debt	$1,694,748	$1,622,915

Reconciliation of Net Income to Adjusted EBITDAre

	Three Months Ended
	March 31, 2020	March 31, 2019	December 31, 2019

Net income	$22,357	$23,208	$16,172
Interest expense	17,046	17,430	16,694
Depreciation and amortization	40,173	43,267	40,964
Gain on sales of investment properties	—	(8,449)	—
Provision for impairment of investment properties	346	—	1,121
EBITDAre	$79,922	$75,456	$74,951
Gain on litigation settlement	(6,100)	—	—
Adjusted EBITDAre	$73,822	$75,456	$74,951
Annualized Adjusted EBITDAre	$295,288	$301,824	$299,804

1st Quarter 2020 Supplemental Information	23